Exhibit 10.1
EXECUTION VERSION
SUPPORT AGREEMENT
     This SUPPORT AGREEMENT, dated as of March 13, 2011 (this “Agreement”), is by and among Kirby Corporation, a Nevada corporation (“Parent”), KSP Holding Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Holding Sub”), KSP LP Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“LP Sub”), KSP Merger Sub, LLC, a Delaware limited liability company wholly owned by Holding Sub and LP Sub (“Merger Sub,” and together with Parent, Holding Sub and LP Sub, the “Parent Parties”), and KA First Reserve, LLC a Delaware limited liability company (the “Covenanting Unitholder”).
RECITALS:
     WHEREAS, concurrently with the execution of this Agreement, the Parent Parties and K-Sea Transportation Partners L.P. (among others) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving entity, and each Company Equity Interest (as defined in the Merger Agreement) will be converted into the right to receive the merger consideration specified therein; and
     WHEREAS, as of the date hereof, the Covenanting Unitholder is the record owner in the aggregate of, and has the right to vote and dispose of, the number of Preferred Units and/or Common Units set forth opposite such Covenanting Unitholder’s name on Schedule I hereto; and
     WHEREAS, as a material inducement to the Parent Parties to enter into the Merger Agreement, the Parent Parties have required that the Covenanting Unitholder agree, and the Covenanting Unitholder has agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Units (as hereinafter defined) set forth herein.
     NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE 1
GENERAL
     Section 1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
     “Covered Units” means, with respect to the Covenanting Unitholder, the Covenanting Unitholder’s Existing Units, together with any Units or other Company Equity Interests with the right to consent to, vote upon or approve any matter with regard to the Company that the Covenanting Unitholder acquires, either beneficially or of record, on or after the date hereof, including any Company Equity Interests received as dividends (including pay-in-kind dividends) or as a result of a split, reverse split, combination, merger, consolidation, reorganization, reclassification, recapitalization or similar transaction.
     “Existing Units” means the Units or other Company Equity Interests owned, either beneficially or of record, by the Covenanting Unitholder on the date of this Agreement.

     “Permitted Transfer” means a Transfer by the Covenanting Unitholder (or an Affiliate thereof) to an Affiliate of such Covenanting Unitholder, provided that such transferee Affiliate agrees in writing to assume all of such transferring Covenanting Unitholder’s obligations hereunder in respect of the Covered Units subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Covered Units subject to such Transfer, to the same extent as such Covenanting Unitholder is bound hereunder.
     “Transfer” means, directly or indirectly, to sell, transfer, assign or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, conversion, assignment or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).
ARTICLE 2
VOTING
     Section 2.1 Agreement to Vote Covered Units. The Covenanting Unitholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at any meeting of the Unitholders, however called, including any adjournment or postponement thereof, and in connection with any written consent of the Unitholders (or any class or subdivision thereof), the Covenanting Unitholder shall, in each case to the fullest extent that the Covered Units are entitled to vote thereon or consent thereto:
     (a) appear at each such meeting or otherwise cause its Covered Units to be counted as present thereat for purposes of calculating a quorum; and
     (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Units:
     (i) in favor of the approval or adoption of, or consent to, the Merger Agreement, any transactions contemplated by the Merger Agreement and any other action reasonably requested by Parent in furtherance thereof submitted for the vote or written consent of Unitholders;
     (ii) against the approval or adoption of (A) any Acquisition Proposal or any other action, agreement, transaction or proposal made in opposition to the approval of the Merger Agreement or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, or (B) any action, agreement, transaction or proposal that is intended, or would reasonably be expected, to result in a material breach of any covenant, agreement, representation, warranty or any other obligation of the Company Parties contained in the Merger Agreement or of the Covenanting Unitholder contained in this Agreement; and
     (iii) against any action, agreement, transaction or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement, including but not limited to the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement and actions requested or expressly permitted by Parent): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving a Company Entity; (B) a sale, lease or transfer of a material amount of assets of a Company Entity, or a reorganization, recapitalization, dissolution, liquidation or winding up of a Company Entity; (C) (1) any change in a majority of persons who constitute the Company Board as of the date hereof, except for changes requested or expressly permitted by Parent, (2) any change in the present capitalization of the Company or any amendment to a Company Entity Charter Document, or (3) any other material change in a Company Entity’s organizational structure or business.
     Section 2.2 No Inconsistent Agreements. The Covenanting Unitholder hereby represents, covenants and agrees that, except for this Agreement, the Covenanting Unitholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Covered Units, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Covered Units (except pursuant to Section 2.3 hereof) and (c) has not taken and shall not take any action that would make any representation or warranty of the Covenanting Unitholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Covenanting Unitholder from performing in any material respect any of its obligations under this Agreement.
     Section 2.3 Proxy. In order to secure the obligations set forth herein, the Covenanting Unitholder hereby irrevocably appoints Parent, or any nominee thereof, with full power of substitution and resubstitution, as its true and lawful proxy and attorney-in-fact, to vote or execute written consents with respect to the Covered Units in accordance with Section 2.1 hereof and with respect to any proposed postponements or adjournments of any meeting of the Unitholders at which any of the matters described in Section 2.1 are to be considered. The Covenanting Unitholder hereby affirms that this proxy is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and the Covenanting Unitholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Covenanting Unitholder with respect to the Covered Units. Parent may terminate this proxy with respect to the Covenanting Unitholder at any time at its sole election by written notice provided to the Covenanting Unitholder.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     Section 3.1 Representations and Warranties of the Covenanting Unitholder. The Covenanting Unitholder (except to the extent otherwise provided herein) hereby represents and warrants to the Parent Parties as follows:
     (a) Organization; Authorization; Validity of Agreement; Necessary Action. The Covenanting Unitholder has the requisite power and authority and/or capacity to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery by the Covenanting Unitholder of this Agreement and the performance by it of the obligations hereunder have been duly and validly authorized by the Covenanting Unitholder and no other actions or proceedings are required on the part of the Covenanting Unitholder to authorize the execution and delivery of this Agreement or the performance by the Covenanting Unitholder of the obligations hereunder. This Agreement has been duly executed and delivered by the Covenanting Unitholder and, assuming the due authorization, execution and delivery of this Agreement by the Parent Parties, constitutes a legal, valid and binding agreement of the

Covenanting Unitholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.
     (b) Ownership. The Covenanting Unitholder is the record and beneficial owner of, and has good title to, the Existing Units, free and clear of any Liens, except as may be provided for in this Agreement. All of the Covered Units owned by the Covenanting Unitholder from the date hereof through and on the Closing Date will be beneficially or legally owned by the Covenanting Unitholder, except in the case of a Permitted Transfer. Except as provided for in this Agreement, the Covenanting Unitholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covenanting Unitholder’s Existing Units and with respect to all of the Covered Units owned by the Covenanting Unitholder at any time through the Closing Date, except in the case of a Permitted Transfer. Except for the Existing Units and the right to receive Units as pay-in-kind dividends with respect to such Existing Units (collectively, the “PIK Units”), the Covenanting Unitholder does not, directly or indirectly, legally or beneficially own or have any option (other than its option to acquire securities of IDR Holdings), warrant or other right to acquire any securities of a Company Entity that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of a Company Entity that are or may by their terms become entitled to vote, nor is the Covenanting Unitholder subject to any Contract or relationship, other than this Agreement, that obligates the Covenanting Unitholder to vote, acquire or dispose of any securities of a Company Entity.
     (c) No Violation. Neither the execution and delivery of this Agreement by the Covenanting Unitholder nor the performance by the Covenanting Unitholder of its obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase under, or result in the creation of any Lien (other than under this Agreement) upon any of the properties, rights or assets (including but not limited to the Existing Units) owned by the Covenanting Unitholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Covenanting Unitholder is a party or by which the Covenanting Unitholder or any of its respective properties, rights or assets may be bound, (ii) violate any Orders or Laws applicable to the Covenanting Unitholder or any of its properties, rights or assets, or (iii) result in a violation or breach of or conflict with its organizational and governing documents, except in the case of clause (i) as would not reasonably be expected to prevent or materially delay the ability of the Covenanting Unitholder to perform its obligations hereunder.
     (d) Consents and Approvals. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity is necessary to be obtained or made by the Covenanting Unitholder in connection with the Covenanting Unitholder’s execution, delivery and performance of this Agreement, except for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.
     (e) Reliance by Parent. The Covenanting Unitholder understands and acknowledges that the Parent Parties are entering into the Merger Agreement in reliance upon the Covenanting

Unitholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Covenanting Unitholder contained herein.
     (f) Adequate Information. The Covenanting Unitholder acknowledges that it is a sophisticated party with respect to the Covered Units and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon any of the Parent Parties and based on such information as the Covenanting Unitholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Covenanting Unitholder acknowledges that no Parent Party has made or is making any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.
     Section 3.2 Representations and Warranties of Parent. Parent hereby represents and warrants to the Covenanting Unitholder that the execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the board of directors of Parent. The Parent Parties acknowledge that the Covenanting Unitholder has not made and is not making any representation or warranty of any kind except as expressly set forth in this Agreement.
ARTICLE 4
OTHER COVENANTS
     Section 4.1 Prohibition on Transfers, Other Actions.
     (a) The Covenanting Unitholder hereby agrees, except for a Permitted Transfer, not to (i) Transfer any of the Covered Units, beneficial ownership thereof or any other interest therein, (ii) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with, or would reasonably be expected to violate or conflict with, or would reasonably be expected to result in or give rise to a violation of or conflict with, the Covenanting Unitholder’s representations, warranties, covenants and obligations under this Agreement, (iii) take any action that would restrict or otherwise affect the Covenanting Unitholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement, (iv) convert any of the Existing Units or any PIK Units into Common Units, or (v) discuss, negotiate, make an offer or enter into a Contract, commitment or other arrangement with respect to any matter related to this Agreement, except, in the case of clause (v) as would not reasonably be expected to prevent or materially delay the ability of the Covenanting Unitholder to perform its obligations hereunder. Any Transfer in violation of this provision shall be null and void.
     (b) The Covenanting Unitholder agrees that if it attempts to Transfer (other than a Permitted Transfer), vote or provide any other Person with the authority to vote any of the Covered Units other than in compliance with this Agreement, the Covenanting Unitholder shall unconditionally and irrevocably (during the term of this Agreement) instruct the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a Book-Entry Interest or a new certificate representing any of the Covered Units, or (iii) record such vote unless and until the Covenanting Unitholder has complied in all respects with the terms of this Agreement.
     (c) The Covenanting Unitholder agrees that it shall not, and shall cause each of its controlled Affiliates to not, become a member of a “group” (as that term is used in Section 13(d)

of the Exchange Act) that the Covenanting Unitholder or such Affiliate is not currently a part of and that has not been disclosed in a filing with the SEC prior to the date hereof (other than as a result of entering into this Agreement) for the purpose of opposing or competing with the transactions contemplated by the Merger Agreement.
     (d) The Covenanting Unitholder agrees not to knowingly take any action that would make any representation or warranty of the Covenanting Unitholder contained herein untrue or incorrect in any material respect or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting in any material respect the performance by the Covenanting Unitholder of its obligations under or contemplated by this Agreement.
     (e) The Covenanting Unitholder shall and does hereby authorize the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to the Existing Units (and that this Agreement places limits on the voting and transfer of such Existing Units).
     Section 4.2 Adjustments.
     (a) In the event (i) of any dividend, split, recapitalization, reclassification, combination or exchange of Company Equity Interests or other Company securities on, of or affecting the Covered Units or the like or any other action that would have the effect of changing the Covenanting Unitholder’s ownership of any Covered Units or other Company Equity Interests or other Company securities or (ii) the Covenanting Unitholder becomes the beneficial or record owner of any additional Company Equity Interests or other Company securities during the period commencing with the execution and delivery of this Agreement through the termination of this Agreement pursuant to Section 6.1, then the terms of this Agreement will apply to such Company Equity Interests or other Company securities held by the Covenanting Unitholder immediately following the effectiveness of the events described in clause (i) or the Covenanting Unitholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Existing Units hereunder.
     (b) The Covenanting Unitholder hereby agrees, while this Agreement is in effect, to promptly notify Parent in writing of the number of any new Company Equity Interests or other securities of the Company acquired by the Covenanting Unitholder after the date hereof.
     Section 4.3 Further Assurances. From time to time, at Parent’s request and without further consideration, the Covenanting Unitholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions contemplated from the Covenanting Unitholder by this Agreement.
ARTICLE 5
NO SOLICITATION
     Section 5.1 No Solicitation. Prior to the termination of this Agreement, the Covenanting Unitholder, in its capacity as a Unitholder of the Company, shall not, and shall cause its Representatives not to, directly or indirectly (a) solicit or initiate, or knowingly encourage, any Acquisition Proposal or any inquiries regarding the submission of any Acquisition Proposal, (b) participate in any discussions or negotiations regarding, or furnish any Third Party any confidential information with respect to or in connection with, or knowingly facilitate or otherwise cooperate with, any Acquisition Proposal or any inquiry that may reasonably be expected to lead to an Acquisition Proposal, or (c) enter into any agreement with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal. The Covenanting Unitholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Third Party conducted prior to the date of this Agreement with respect to any Acquisition Proposal.
     Section 5.2 Notification. From and after the date hereof until the later of the Effective Time and the termination of this Agreement, the Covenanting Unitholder shall promptly advise Parent orally (and in any event within 24 hours) and as promptly as practicable in writing of (a) any Acquisition Proposal, (b) the receipt of any request for non-public information related to a Company Entity, and (c) the receipt of any request for information or any inquiries or proposals (whether or not written) relating to an Acquisition Proposal or indication or inquiry (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements), in each case received by it in its capacity as Unitholder. The Covenanting Unitholder shall keep Parent informed on a current basis of the status and terms of any such Acquisition Proposal or indication or inquiry (including, if applicable, any revised copies of written requests, proposals and offers) and the status of any such discussions or negotiations.
ARTICLE 6
MISCELLANEOUS
     Section 6.1 Termination. This Agreement shall remain in effect until the earliest to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms (including after any extension thereof), (c) the date of any modification, amendment or waiver of the Merger Agreement as in effect on the date hereof that adversely affects the Covenanting Unitholder, (d) a Change in Recommendation, and (e) the written agreement of the Covenanting Unitholder and Parent to terminate this Agreement. After the occurrence of such applicable event, this Agreement shall terminate and be of no further force or effect. Nothing in this Section 6.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.
     Section 6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefit relating to the Covered Units shall remain vested in and belong to the Covenanting Unitholder, and Parent shall have no authority to direct the Covenanting Unitholder in the voting or disposition of any of the Covered Units, except as otherwise provided herein.
     Section 6.3 Publicity. The Covenanting Unitholder hereby permits Parent and the Company to include and disclose in the Proxy Statement/Prospectus, and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement the Covenanting Unitholder’s identity and ownership of the Covered Units and the nature of the Covenanting Unitholder’s commitments, arrangements and understandings pursuant to this Agreement; provided that the Covenanting Unitholder shall have a reasonable opportunity to review and approve any such disclosure in advance, such approval not to be unreasonably withheld. Parent and the Company hereby permit the Covenanting Unitholder to disclose this Agreement and the transactions contemplated by the Merger Agreement in any reports required under Sections 13(d) and 16 of the Exchange Act.

     Section 6.4 Unitholder Capacity. Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by the Covenanting Unitholder are made solely with respect to such Covenanting Unitholder and the Covered Units. The Covenanting Unitholder is entering into this Agreement solely in its capacity as the owner of such Covered Units and nothing herein shall (a) limit or affect any actions or omissions by the Covenanting Unitholder in any other capacity, (b) be construed to prohibit, limit or restrict any actions or omissions by any Affiliate or direct or indirect owner of the Covenanting Unitholder, or any of their respective officers, directors, managers, or employees, in each case not acting as such on behalf of the Covenanting Unitholder, including exercising rights under the Merger Agreement or (c) be construed to prohibit, limit or restrict the Covenanting Unitholder or any of its direct or indirect owners or Affiliates, or any of their respective officers, directors, managers, or employees, from exercising its fiduciary duties to the limited partners of the Company under applicable Law. Without limiting the generality of the foregoing, Parent acknowledges that certain members of the Company Board are also affiliated with the Covenanting Unitholder and its Affiliates, and that such persons in his or her capacity as a member of the Company Board may, in the exercise of his or her fiduciary duties to the limited partners of the Company under applicable Law, take actions that would violate this Agreement if such actions were taken by the Covenanting Unitholder.
     Section 6.5 Survival. All of the Covenanting Unitholder’s representations and warranties contained herein will survive for twelve months after the termination of this Agreement. The covenants and agreements made herein will survive in accordance with their respective terms.
     Section 6.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by telecopy (upon telephonic confirmation of receipt) or on the first Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
If to Parent or Merger Sub, to:

Kirby Corporation 55 Waugh Drive, Suite 1000 Houston, Texas 77007 Attention: Amy D. Husted, Esq. Telecopier No.: (713) 435-1408

with a copy (which shall not constitute notice) to:

Fulbright & Jaworski, L.L.P. 2200 Ross Avenue, Suite 2800 Dallas, Texas 75201 Attention: Thomas G. Adler, Esq. and Bryn A. Sappington, Esq. Telecopier No.: (214) 855-8200

If to the Covenanting Unitholder, to:

First Reserve Corporation One Lafayette Place Greenwich, Connecticut 06830 Attention: Alan G. Schwartz Telecopier No.: (203) 661-6729

with a copy (which shall not constitute notice) to:

First Reserve Corporation 600 Travis Street, Suite 6000 Houston, Texas 77002 Attention: Gary Reaves Telecopier No.: (713) 437-5147

with a copy (which shall not constitute notice) to:

Kayne Anderson Capital Advisors, L.P. 717 Texas Avenue, Suite 3100 Houston, Texas 77002 Attention: James C. Baker Telecopier No.: (713) 655-7359

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Patrick J. Naughton, Esq. Telecopier No.: (212) 455-2502
     Section 6.7 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.
     Section 6.8 Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
     Section 6.9 Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement, together with the schedule annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.
     Section 6.10 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
     (a) THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND

CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW). THE DELAWARE COURT OF CHANCERY (AND IF THE DELAWARE COURT OF CHANCERY SHALL BE UNAVAILABLE, ANY DELAWARE STATE COURT AND THE FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF DELAWARE) WILL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO AND AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH DISPUTE, IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY DELIVERY IN ANY METHOD CONTEMPLATED BY SECTION 6.6 HEREOF OR IN ANY OTHER MANNER AUTHORIZED BY LAW, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (ii) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (iii) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.
     (b) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NON-COMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.
     Section 6.11 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the Covenanting Unitholder. Notwithstanding the foregoing, no amendment or waiver shall be permitted or effective without the prior written consent of the Company.
     Section 6.12 Remedies. The parties hereto agree that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is hereby agreed that, prior to the valid termination of this Agreement pursuant to Section 6.1, the parties hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, to prevent breaches of this Agreement, and to specifically enforce compliance with this Agreement. In connection with any request for specific performance or equitable relief, each of the parties hereto hereby waives any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or equity to such party. The parties further agree that, by seeking the remedies provided for in this Section 6.12, no party hereto shall in any respect waive their right to seek any other form of relief that may be available to them under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 6.12 are not available or otherwise are not granted.
     Section 6.13 Severability. Any term or provision of this Agreement, or the application thereof, that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a Court of competent jurisdiction declares that any term or provision hereof is illegal, void, invalid or unenforceable, the parties hereto agree that the Court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any illegal, void, invalid or unenforceable term or provision with a term or provision that is legal, valid and enforceable and that comes closest to expressing the intention of the illegal, void, invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such Court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the original economic, business and other purposes of such invalid or unenforceable term as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     Section 6.14 Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the actions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.
     Section 6.15 Successors and Assigns; Third Party Beneficiaries.
     (a) Except in connection with a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, however, that Parent and Merger Sub may transfer or assign their rights and obligations under this Agreement, in whole or in part or from time to time in part, to one or more of their Affiliates at any time, provided further, that such transfer or assignment shall not relieve Parent or Merger Sub of any of their obligations hereunder. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
     (b) Other than the Company with respect to Section 6.11 hereof, this Agreement is not intended to and shall not confer upon any Person (other than the parties hereto) any rights or remedies hereunder.
[Signature pages follow.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KA FIRST RESERVE, LLC By: KA Fund Advisors, LLC, its manager
By:	/s/ James C. Baker
James C. Baker, Senior Managing Director

[Signature page follows.]
[Signature Page 1 of 2 to Support Agreement]

KIRBY CORPORATION
By:	/s/ Joseph H. Pyne
Joseph H. Pyne, Chairman of the Board,
President and Chief Executive Officer

KSP MERGER SUB, LLC
By:	/s/ Joseph H. Pyne
Joseph H. Pyne, President

KSP HOLDING SUB, LLC
By:	/s/ Joseph H. Pyne
Joseph H. Pyne, President

KSP LP SUB, LLC
By:	/s/ Joseph H. Pyne
Joseph H. Pyne, President

[Signature Page 2 of 2 to Support Agreement]

Schedule I

KA First Reserve, LLC	19,178,120 Series A Preferred Units
[Schedule I]